UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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BANK OF THE OZARKS, INC.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 15, 2008

Dear Stockholder:

     You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Bank of the Ozarks, Inc., an Arkansas Corporation (the “Company”), to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, AR 72211, on Tuesday, April 15, 2008 at 1:00 p.m., local time, for the following purposes:

1.	To elect thirteen (13) directors.

2.	To ratify the Audit Committee’s selection and appointment of the accounting firm of Crowe Chizek and Company LLC as independent auditors for the year ending December 31, 2008.

3.	To consider and act upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Only stockholders of record at the close of business on February 22, 2008 will be entitled to vote at the 2008 Annual Meeting and any adjournments or postponements thereof.

     The Company's Proxy Statement and a form of proxy are included with this Notice. The annual report for the year ended December 31, 2007 is also enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

George Gleason
Chairman of the Board of Directors and
Chief Executive Officer

Little Rock, Arkansas
March 7, 2008

     YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR TO VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

P.O. BOX 8811
LITTLE ROCK, ARKANSAS 72231-8811

____________

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
APRIL 15, 2008
____________

SOLICITATION AND REVOCATION OF PROXY

     The enclosed proxy, for use only at the 2008 Annual Meeting of Stockholders of Bank of the Ozarks, Inc. (the “Company”) to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, Arkansas 72211, on Tuesday, April 15, 2008 at 1:00 p.m., local time, and any adjournments or postponements thereof, is solicited on behalf of the Board of Directors (the “Board”) of the Company. This solicitation is being made primarily by mail, but may also be made in person or by telephone or facsimile by officers, directors and regular employees of the Company. All expenses incurred in the solicitation will be paid by the Company.

     Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the 2008 Annual Meeting. A proxy may be revoked at any time before it is used, upon delivery of written notice to the Secretary of the Company, by execution and delivery of a later proxy, or by attending the meeting and voting in person. If not revoked, all properly executed proxies received will be voted at the meeting in accordance with the terms of the proxy.

     The Company knows of no matter to be brought before the meeting other than those referred to in the accompanying notice of the 2008 Annual Meeting. If, however, any other matters properly come before the meeting, the proxy solicited hereby confers discretionary authority to the proxies named therein to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.

     This proxy material is first being mailed to stockholders on or about March 7, 2008.

OUTSTANDING STOCK AND VOTING RIGHTS

     The Board has selected February 22, 2008 as the record date (the “Record Date”) for the 2008 Annual Meeting. Only those stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the 2008 Annual Meeting. At the close of business on the Record Date, there were 16,822,240 shares of common stock, $0.01 par value per share, (the “Common Stock”) issued and outstanding. At the meeting each stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on the Record Date. Votes will be tabulated by inspectors of election appointed by the Company's Board. The stock transfer books of the Company will not be closed.

     The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for the Board while still granting authority to the proxy to vote for the remaining nominees. The names of all nominees are listed on the proxy card. To grant the proxy authority to vote for all nominees, check the box marked “FOR ALL NOMINEES.” To withhold authority to vote for all nominees, check the box marked “WITHHOLD.” To withhold authority to vote for individual nominee(s), mark the “FOR ALL EXCEPT” box and follow instructions to indicate the name(s) of such nominee(s). By checking the box marked “WITHHOLD,” shares will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. Provided a quorum is present, the affirmative vote of a plurality of the votes cast at the meeting is required for election of each nominee to the Board. Stockholders may not cumulate their votes with respect to the election of directors. IF NO VOTING INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION OF THE NOMINEES.

     Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be treated in the same manner as abstentions for voting and quorum purposes.

BOARD PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

     The Company's Board is comprised of one class of directors, elected annually. Each director serves a term of one year or until his or her successor is duly elected or qualified. The number of directors has been set at 13 for the ensuing year. The Board has the power to fix or change the number of directors up to a maximum Board size of 15 and to fill vacancies on the Board (including vacancies resulting from an increase in Board size) by resolution and without any further action of the stockholders in accordance with the Company's bylaws. The Company's Amended and Restated Articles of Incorporation contain a provision that allows the Board, by resolution and without any further action by the stockholders, to classify or stagger the Board into two or three groups, as equal in number as possible, with the terms of office of such directors contained in each group expiring one, two or three years after their election to the Board, as applicable. The existence of such provision could result in the nominees described below being elected for terms greater than one year. The Board has not elected to classify the board positions in the upcoming election.

     The following slate of nominees has been recommended to the Board by its Nominating and Governance Committee and ratified by the Board. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Each nominee presently serves as a member of the Board. If a nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the proxy holder for a substitute designated by the Board.

     Certain information for each nominee is set forth below. Unless otherwise indicated there has been no change in principal occupation or employment during the past five years for these nominees.

     The Board recommends that stockholders vote for the election of each nominee. Proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their proxies.

Nominees for Election as Directors

     George Gleason, age 54, Chairman and Chief Executive Officer. Mr. Gleason has served the Company or its bank subsidiary as Chairman, Chief Executive Officer and/or President since 1979. He holds a B.A. in Business and Economics from Hendrix College and a J.D. from the University of Arkansas.

     Mark Ross, age 52, Vice Chairman, President and Chief Operating Officer. Mr. Ross has served as President since 1986 and in various capacities for the Company or its bank subsidiary since 1980. He was elected as a director of the Company in 1992 and was elected as Vice Chairman, President and Chief Operating Officer in 2002. Mr. Ross holds a B.A. in Business Administration from Hendrix College.

     Jean Arehart, age 67, Retired Senior Lending Officer and Chairman of the Loan Committee of the Company’s bank subsidiary. Ms. Arehart joined the Company’s bank subsidiary as Senior Vice President in 1996, was named Executive Vice President in 1997, served as President of the Mortgage Division from January 2000 until September 2004 and then served as Senior Lending Officer and Chairman of the Loan Committee until her retirement in January 2005. She was elected as a director of the Company and its bank subsidiary in 2002. In May 1999 Ms. Arehart resigned employment with the bank subsidiary but returned in January 2000. Prior to 1996 Ms. Arehart served as Senior Vice President and a member of the Executive Committee of Twin City Bank (now U.S. Bank, formerly Firstar Bank of Arkansas, formerly Mercantile Bank of Arkansas), where she worked from 1979 to 1996.

     Ian Arnof, age 68, Director since 2006. Mr. Arnof is retired and previously served as Chairman of the Board of Bank of McCrory, a state chartered bank located in McCrory, Arkansas from 2001 to 2005. From 1983 to 1998 Mr. Arnof served as Chief Executive Officer of First Commerce Corporation, a multi-bank holding company with banks located in Louisiana. Prior to serving as Chief Executive Officer he served as Chief Financial Officer of First Commerce Corporation from 1978 to 1983. Mr. Arnof holds a B.A. from Vanderbilt University and a M.B.A. from Harvard University.

     Steven Arnold, age 47, Director since 2001. Mr. Arnold is an ordained minister and has served as Senior Pastor of St. Mark Baptist Church in Little Rock, Arkansas since 1989. He attended Louisiana Tech University and Arkansas State University before receiving his B.A. from Philander Smith College in Little Rock.

     Richard Cisne, age 57, Director since 2004. Since 1987 Mr. Cisne has been a founding partner of Hudson, Cisne & Co., an Arkansas C.P.A. firm. He holds a B.S.B.A. from the University of Arkansas and is a C.P.A.

     Robert East, age 60, Director since 1997. Mr. East is Chairman and President of Robert East Company, an investment company, Chairman and Chief Executive Officer of East-Harding, Inc., a general contracting firm, and Managing Partner in Advanced Cabling Systems LLC, which is a provider of fiber optic cable installations and security systems. He is also a partner or owner of numerous real estate projects and other investments. Mr. East holds a B.A. in Finance and Administration from the University of Arkansas.

     Linda Gleason, age 53, Director since 1987. From 1992 to 1996 Ms. Gleason served as the Company's Deputy Chief Executive Officer and Assistant Secretary. She has attended Arkansas State University and the University of Arkansas at Little Rock.

     Henry Mariani, age 69, Director since 1997. Mr. Mariani is Chairman and Chief Executive Officer of N.L.C. Products, Inc., a manufacturing, wholesale and retail mail order operation with catalogs featuring executive gifts and hunting equipment and supplies. He holds a B.S. in Finance from Penn State University and is a C.P.A.

     James Matthews, age 46, Director since 2004. Mr. Matthews is Executive Vice President of General Properties, Inc., a commercial real estate development and management company. He has attended the University of Arkansas.

     R. L. Qualls, age 74, Director since 1997. Dr. Qualls is retired President and Chief Executive Officer of Baldor Electric Company, a marketer, designer and manufacturer of electric motors, drives and generators based in Fort Smith, Arkansas. From 1993 to 1998 he served as Chief Executive Officer and President of Baldor and was Vice Chairman from 1998 to 2000. Dr. Qualls holds a B.S. and M.S. in Economics from Mississippi State University and completed his doctoral work at Louisiana State University.

     Kennith Smith, age 76, Director since 1997. Mr. Smith is retired and previously served as owner and operator of Smith Cattle Farm from 1984 until his retirement in 1993. Prior to that he was co-owner of Mulberry Lumber Company. Mr. Smith has also served as a director of the bank subsidiary since 1977.

     Robert Trevino, age 49, Director since 2004. Mr. Trevino serves as Commissioner of Arkansas Rehabilitation Services. From 2000 to 2005 Mr. Trevino served as the Economic Development Policy Advisor to Arkansas Governor Mike Huckabee. From 1998 through 2000, Mr. Trevino served as City Manager Administrative Coordinator for the City of Little Rock, Arkansas. Mr. Trevino holds a B.A. in Political Science from Louisiana State University in Shreveport and a M.P.A. from the University of Arkansas at Little Rock.

     Linda Gleason is the wife of George Gleason. Except for the foregoing no family relationships exist among any of the above named persons. Unless otherwise indicated each of the above named persons serves in the same position with the Company’s bank subsidiary.

     Each of the nominees for the Board was elected by stockholders at last year’s annual meeting. It is the Company’s policy that all directors attend the annual meeting of stockholders. All Board members who were nominated for election at the Company’s 2007 meeting of stockholders were in attendance at such meeting, except Ian Arnof who was absent pursuant to his doctor’s instructions as a result of medical treatment.

     During 2007 the Board met on eight occasions. In 2007 each director attended at least 75% or more of the total of meetings of the Board and committees of the Board during the period in which he or she served, except Ian Arnof who attended five of eight board meetings and two of four Audit Committee meetings. Under the Company’s Corporate Governance Principles, each director is expected to attend Board and committee meetings, as applicable, and spend sufficient time to properly discharge his or her responsibilities.

     The Company’s Nominating and Governance Committee recommends to the Board nominees for director. The Nominating and Governance Committee and the Board will consider any and all stockholder suggestions for names of nominees to the Board for the 2009 Annual Meeting, provided that such suggestions are made in writing and delivered to the Secretary of the Company on or before December 16, 2008. A stockholder wishing to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Governance Committee will strive to evaluate all nominees to the Board in the same manner and in accordance with the same procedures, without regard to whether the nominee is recommended by a stockholder, the committee or members of management. However the Nominating and Governance Committee may require additional steps in connection with the evaluation of candidates submitted by stockholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management.

     Prior to completing its recommendation to the Board of nominees to be considered for election, the Nominating and Governance Committee will require that each nominee complete a director’s and executive officer’s questionnaire and deliver a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating and Governance Committee reserves the right to seek such additional information on the nominee as the committee deems appropriate in connection with its evaluation. Once the Nominating and Governance Committee has obtained all requested information, it will then evaluate the prospective nominee to determine whether such person possesses the following minimum standards and qualifications as established by the committee:

  The highest personal and professional ethics, integrity and values and a commitment to representing the long-term interests of stockholders.
  An inquisitive and objective perspective, practical wisdom, mature judgment and the ability to exercise informed judgment in the performance of his or her duties.
  Commitment of sufficient time and attention to discharge his or her obligations.
  A distinguished record of leadership and success in his or her arena of activity.
  A strong educational background.
  Strong community ties in the Company’s markets that can assist the Company from time to time in its business development efforts.

     The Nominating and Governance Committee will also consider such other relevant factors as it deems appropriate, including the need to have complementary backgrounds which maximize perspective in forming Board decisions. After completing this evaluation the committee will make a recommendation to the Board as to the persons who should be nominated and the Board will then determine the nominees after considering the recommendations of the committee.

     The Board has determined that the following nominees, who comprise a majority of the proposed nominees to the Board, qualify as “independent” under The NASDAQ Stock Market Inc. (“NASDAQ”) listing standards: Ian Arnof, Jean Arehart, Steven Arnold, Richard Cisne, Robert East, Henry Mariani, James Matthews, R.L. Qualls, Kennith Smith and Robert Trevino.

Governance Initiatives

     The Board has adopted a number of measures designed to comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and final rules of the Securities and Exchange Commission (“SEC”) interpreting and implementing the Sarbanes-Oxley Act, as well as NASDAQ listing standards. Specifically the Board has (1) established an independent Nominating and Governance Committee, (2) adopted a revised Nominating and Governance Committee Charter (revised March 21, 2006), (3) adopted a revised set of Corporate Governance Principles (revised March 21, 2006), (4) adopted a revised Code of Ethics (revised January 16, 2007), (5) adopted a revised Audit Committee Charter (revised March 21, 2006), (6) adopted specific procedures requiring pre-approval by the Audit Committee of audit, audit-related and non-audit services to be provided by the Company’s independent auditors and (7) adopted a revised Personnel and Compensation Committee Charter outlining the duties of the Personnel and Compensation Committee (revised March 21, 2006). Copies of the currently effective Audit Committee Charter, Personnel and Compensation Committee Charter, Nominating and Governance Committee Charter, Code of Ethics and Corporate Governance Principles are available on the Company’s website at www.bankozarks.com.

     The Company, the Board and each of the Board committees will continue to monitor corporate governance developments and will continue to evaluate committee charters, duties and responsibilities with the intention of maintaining full compliance therewith.

Committees

     The following is a brief description of the functions of the Company's principal committees. A complete description of the duties and responsibilities of each committee can be found in its written charter, set forth on our website.

     Nominating and Governance Committee. The Nominating and Governance Committee met two times in 2007. The Nominating and Governance Committee is appointed by the Board to (1) assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meeting of stockholders, (2) review and recommend to the Board the Corporate Governance Principles applicable to the Company, (3) review the Company’s management succession plans and make recommendations to the Board regarding such succession plans, (4) lead the Board in its annual review of the Board’s performance and (5) review and approve certain transactions between the Company and its officers, directors or affiliates. During 2007 the Committee was comprised of the following three directors: R.L. Qualls as Chairman, Henry Mariani and Kennith Smith. The Board determined that each of these individuals qualified in 2007 as an “independent” director under NASDAQ listing standards. If re-elected to the Board, Robert East will be added to the Nominating and Governance Committee effective April 15, 2008. At its meeting on February 19, 2008, this Committee determined that Messrs. Qualls, East, Mariani and Smith are “independent” under NASDAQ listing standards, and this determination was subsequently ratified by the Board. Assuming their re-election to the Board, Messrs. Qualls, East, Mariani and Smith are expected to serve on this committee in 2008.

     Audit Committee. The Audit Committee met four times in 2007. The Audit Committee’s primary function, which is further described in the Audit Committee Charter, is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s auditing, accounting and financial reporting processes. The Audit Committee is directly responsible for the engagement, compensation and oversight of the Company’s independent auditors and the review and oversight of the Company’s internal controls. The Audit Committee also receives and reviews periodic reports and presentations of the loan review and compliance officers and the internal auditors, provides general oversight and direction for their work, and coordinates corrective action as appropriate. Henry Mariani, as Chairman, Ian Arnof, Richard Cisne and R. L. Qualls served on the Audit Committee for 2007. The Board has determined that each of these individuals qualifies as an “independent” director under the Sarbanes-Oxley Act, related SEC rules, and NASDAQ listing standards related to audit committees, and meets all other applicable standards for service on such committee. In addition, the Board has determined that Henry Mariani, the current Chairman of the Audit Committee, and Richard Cisne each qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC. (See the Report of the Audit Committee on page 25 of this Proxy Statement.) Assuming their re-election to the Board, Messrs. Mariani, Arnof, Cisne and Qualls are expected to serve on the Audit Committee for 2008.

     Personnel and Compensation Committee. The Personnel and Compensation Committee (the “Compensation Committee”) met five times in 2007. The Compensation Committee reviews, evaluates and approves compensation plans, policies and programs of the Company, reviews and approves compensation for the Company’s directors, considers, approves and reviews all salaries, incentive plans and bonuses for officers and employees, reviews additions and terminations of personnel, oversees administration of the employee benefit plans and programs, including the Company's stock option plans, and oversees staff training and educational programs. The Compensation Committee also discusses with management the Company’s Compensation Discussion and Analysis, found elsewhere in this Proxy Statement.

Robert Trevino, as Chairman, Steven Arnold, John Mills and Kennith Smith served as the Compensation Committee for 2007. The Board has determined that each of these individuals qualifies as an “independent” director under NASDAQ listing standards. If re-elected to the Board, Henry Mariani and R. L. Qualls will be added to the Compensation Committee effective April 15, 2008. At its meeting on February 19, 2008, the Nominating and Governance Committee determined that Robert Trevino, Steven Arnold, Henry Mariani, R. L. Qualls and Kennith Smith are “independent” under NASDAQ listing standards, and this determination was subsequently ratified by the Board. Assuming their re-election to the Board, Messrs. Trevino, Arnold, Mariani, Qualls and Smith are expected to serve on the Compensation Committee in 2008.

     Trust Committee. The Trust Committee met four times in 2007. The operation of the Trust Division and the administration of its trust accounts are overseen by the Trust Committee. In 2007, Mark Ross as Chairman, George Gleason, Linda Gleason, Robert East, James Matthews, Paul Moore, Chief Financial Officer and Chief Accounting Officer of the Company, R. L. Qualls, Dan Rolett, Executive Vice President of the Company, and Robert Trevino served on the Trust Committee. Messrs. Gleason and Moore resigned from this committee effective January 15, 2008, and Dr. Qualls will cease to serve on this committee effective April 15, 2008. Assuming their re-election to the Board, Messrs. Ross, East, Matthews and Trevino and Ms. Gleason are expected to continue to serve on the Trust Committee in 2008 along with Mr. Rolett.

     Loan Committee. The Loan Committee met 50 times in 2007. In 2007 the Loan Committee was comprised of Scott Hastings, President of the Leasing Division, Darrel Russell, President of the Central Division and Jack McCray, Executive Vice President of Real Estate Acquisition and Development plus any five or more members of the Board. For 2008 the Loan Committee will continue to be comprised of these three Company officers and any five or more Board members. Jean Arehart, George Gleason, James Matthews, R. L. Qualls and Kennith Smith will serve as such five board members when available, and other Board members will be selected to serve by the Chief Executive Officer (“CEO”) in the absence of one or more of such Board members. This committee has responsibility for reviewing and approving all loans and aggregate loan relationships in excess of $3 million, up to the lending limit of the bank subsidiary, and for administering other aspects of the lending function. Messrs. Gleason and Russell serve as co-chairmen of this committee.

     ALCO and Investments Committee. The ALCO and Investments Committee met five times in 2007. Management of the asset/liability (interest rate risk) position, liquidity and investment portfolio is overseen by the ALCO and Investments Committee. Paul Moore, as Chairman, George Gleason, Mark Ross, Susan Blair, Danny Criner, Scott Hastings, Greg McKinney, Dan Rolett and Tyler Vance, officers of the Company, served on the ALCO and Investments Committee in 2007. These individuals are expected to continue to serve on the ALCO and Investments Committee in 2008.

Process for Communicating with Board Members

     The Board has established a process for stockholders to communicate with R.L. Qualls, the presiding independent director of the Company’s regular meetings of independent directors. All communications should be to Bank of the Ozarks, Inc., Attn: R.L. Qualls, Presiding Independent Director, P.O. Box 8811, Little Rock, AR 72231-8811. Communications regarding nominations of candidates to the Board or proposals to be included in the proxy solicitation are subject to additional requirements that are discussed separately in this proxy solicitation. See “Election of Directors – Nominees for Election as Director” and “Stockholder Proposals.”

BOARD PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors selected and appointed the accounting firm of Crowe Chizek and Company LLC as independent auditors for the year ending December 31, 2008, and seeks ratification of the appointment by the Company’s shareholders. This will be the third year Crowe Chizek and Company LLC has served as the Company’s independent auditors.

     If the appointment of Crowe Chizek and Company LLC as independent auditors for the year ending December 31, 2008 is not ratified, the matter will be referred to the Audit Committee for further review.

     The Board recommends a vote FOR the Ratification of Independent Auditors. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice. The affirmative vote of the majority of the votes cast on the matter is required for the ratification of independent auditors.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2007 concerning shares of the Company’s common stock that may be issued upon the exercise of options and other rights under existing equity compensation plans and arrangements, separately reflecting options under plans approved by the Company’s stockholders and options under plans or arrangements not submitted to stockholders for approval.

Weighted-
average
	Number of securities	exercise price of	Number of securities remaining
	to be issued upon exercise	outstanding	available for future issuance
	of outstanding options,	options, warrants	under equity compensation
Plan Category	warrants and rights	and rights	plans
Equity compensation plans approved by
security holders*	434,650	$28.68	673,850
Equity compensation plans not approved by
security holders	-	-	-
Total	434,650	$28.68	673,850
____________________

*	The Company has a Non-employee Director Stock Option Plan which has issued and unexercised options outstanding to purchase 86,000 shares of the Company’s common stock. This plan has no specific limitation on the number of remaining authorized shares available for issue, but permits each director who is not otherwise an employee of the Company, or any subsidiary, to receive options to purchase 1,000 shares of common stock following their election as a director of the Company at each annual meeting of stockholders and up to 1,000 shares upon their election or appointment for the first time as a director of the Company. The Company has an Employee Stock Option Plan which has issued, outstanding and unexercised options to purchase 434,650 shares of the Company’s common stock. This plan has 673,850 authorized shares remaining available for issue as of December 31, 2007.

PRINCIPAL STOCKHOLDERS

     The only stockholders known by the Company to own, directly or indirectly, as of February 1, 2008 more than five percent of the Company's common stock, the only class of the Company's capital stock presently outstanding, are reflected in the following table. The table is based on information supplied by principal stockholders and a review of information on file with the SEC.

		Number of Shares of
		Common Stock
Name and Address		Beneficially	Percentage of
of Beneficial Owner	Title of Class	Owned	Outstanding Shares
George Gleason	Common Stock	3,753,076 (1)	22.3%
P.O. Box 8811
Little Rock, Arkansas 72231-8811

Fidelity Management & Research	Common Stock	1,639,965	9.8%
Corporation (2)
82 Devonshire Street
Boston, Massachusetts 02109-3614

Neuberger Berman, Inc. (3)	Common Stock	1,600,519	9.5%
605 Third Avenue
New York, NY 10158

Wasatch Advisors, Inc. (4)	Common Stock	1,384,837	8.2%
150 Social Hall Avenue, Suite 400
Salt Lake City, UT 84111
____________________

(1)	For information regarding the direct or indirect nature of beneficial ownership, see the footnotes to the table regarding Security Ownership of Management.

(2)	Based on information obtained from a Schedule 13G filed with the SEC on or about February 13, 2008 by FMR LLC, the parent holding company of Fidelity Management & Research Corporation based on share ownership as of December 31, 2007. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in FMR LLC’s Schedule 13G.

(3)	Based on information obtained from a Schedule 13G filed with the SEC on February 12, 2008 jointly by Neuberger Berman, Inc., Neuberger Berman, LLC, Neuberger Berman Management, Inc. and Neuberger Berman Equity Funds based on share ownership as of December 31, 2007. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Neuberger Berman, Inc.’s Schedule 13G.

(4)	Based on information obtained from a Schedule 13G/A filed with the SEC on February 14, 2008 by Wasatch Advisors, Inc based on share ownership as of December 31, 2007. The forgoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Wasatch Advisors, Inc.’s Schedule 13G/A.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of February 1, 2008 with respect to beneficial ownership of the Company's common stock by each director and each executive officer of the Company named in the table captioned “Executive Compensation and Other Information,” and all directors and executive officers of the Company as a group.

Name	Shares Owned(1)		Percentage of Class
George and Linda Gleason	3,753,076	(2)	22.3%
Mark Ross	370,600	(3)	2.2
Jean Arehart	15,618		*
Ian Arnof	22,690		*
Steven Arnold	8,000		*
Richard Cisne	10,150		*
Robert East	58,100		*
Gene Holman	1,284		*
Henry Mariani	46,000		*
James Matthews	4,120		*
John Mills	8,000		*
Paul Moore	44,763		*
R. L. Qualls	14,400		*
Darrel Russell	33,819	(4)	*
Kennith Smith	54,785	(5)	*
Robert Trevino	4,000		*
All Directors and Executive Officers as a group (23 persons)	4,612,573		27.2
____________________

*	Less than one percent.

(1)	Includes beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly the shares in the foregoing table include shares owned directly, shares held in such person's accounts under the 401(k) Plan as of February 1, 2008, shares underlying presently exercisable options granted pursuant to Company's stock option plans, shares owned by certain of the individual's family members and shares held by the individual as a trustee or other similar capacity, unless otherwise described below. Shares subject to presently exercisable options (or options exercisable on or within 60 days after December 31, 2007) are held by the directors and executive officers as a group in the amount of 160,700, and held by the named individuals in the amounts as follows: George Gleason (24,400); Linda Gleason (14,000); Mark Ross (17,200); Jean Arehart (3,000); Ian Arnof (2,000); Steven Arnold (8,000); Richard Cisne (4,000); Robert East (26,000); Gene Holman (1,000), Henry Mariani (6,000); James Matthews (4,000); John Mills (3,000); Paul Moore (7,700); R. L. Qualls (6,000); Darrel Russell (3,800); Kennith Smith (6,000); Robert Trevino (4,000); and other executive officers (20,600).

(2)	The amount includes (a) 2,571,400 shares, including shares subject to exercisable options, owned directly by Mr. Gleason, (b) 642,800 shares owned of record by a trust of which Mr. Gleason is sole trustee and has a 25% life income interest, (c) 422,767 shares held in Mr. Gleason’s account under the 401(k) Plan, (d) 16,470 shares owned of record by a charitable trust for which Mr. and Mrs. Gleason are co-trustees, (e) 53,408 shares, including shares subject to exercisable options, owned directly by Mrs. Gleason, (f) 1,200 shares owned by Mr. Gleason as custodian for one of his children and (g) 45,031 shares representing shares held in a trust of which Mr. Gleason, his spouse and their descendants are beneficiaries.

(3)	Includes (a) 83,300 shares, including shares subject to exercisable options, owned directly by Mr. Ross, (b) 75,450 shares held in Mr. Ross’ account under the 401(k) Plan, (c) 145,200 shares owned of record by a trust for the benefit of Mr. Ross and his children and for which Mr. Ross maintains a life interest only and (d) 66,650 shares owned by Mr. Ross' spouse.

(4)	Includes 1,975 shares held by spouse of Mr. Russell.

(5)	Includes 1,048 shares held by spouse of Mr. Smith.

COMPENSATION DISCUSSION AND ANALYSIS

General

     The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide information about the philosophies and principles of the Company regarding its compensation program for executive officers, including our Chief Executive Officer, Chief Financial Officer and the three other executive officers who were the most highly compensated in fiscal year 2007 (which we refer to as our “named executive officers”). The following individuals were our named executive officers for 2007:

  George Gleason, Chairman and Chief Executive Officer
  Paul Moore, Chief Financial Officer and Chief Accounting Officer
  Mark Ross, Vice Chairman, President and Chief Operating Officer
  Darrel Russell, President Central Division
  Gene Holman, President Mortgage Division

Objectives of Compensation Program

     The Company’s goals and objectives with respect to its compensation program are to make decisions consistent with the long-term growth and performance objectives of the Company. In 2007 the Company’s compensation program for the named executive officers and other executives was based upon the following principles and policies:

  The Company is committed to providing a competitive pay program that is fair, non-discriminatory and forward-looking, and helps attract and retain quality executives while motivating such persons to perform their jobs in the most effective manner. In order to achieve this purpose, the Company’s compensation policies must, among other things, (1) be internally equitable and externally competitive, (2) reward individuals based upon productivity and performance, (3) contain an appropriate mix of cash and long-term or equity-based compensation, (4) be administratively efficient and within budgetary parameters and (5) be flexible in response to changing conditions.
  Incentive compensation is paid to certain personnel based on the achievement of specific performance criteria or based on a mathematical formula.
  General cash bonus awards for officers and other personnel are initially conditioned upon attaining a company-wide earnings threshold. Assuming the Company achieves this threshold, awards are based upon a combination of division and profit center performance and individual performance and responsibility. The foregoing performance criteria are subjectively evaluated and applied and are not based upon a mathematical formula.
  On a limited basis, certain personnel receive targeted bonuses in recognition of extraordinary performance or achievement.

     The Company maintains an on-going program of evaluation of officers and other personnel in which supervisors set objectives and goals for personnel reporting to them, evaluate the performance of such personnel and recommend compensation for such personnel. Senior management, including the Chief Executive Officer, reviews the performance of the Company’s other officers and personnel and makes recommendations on their compensation levels to the Compensation Committee.

Setting Executive Compensation

     Role of Executive Officers in Compensation Decisions. Mr. Gleason, the Chairman and CEO, Mr. Ross, the Vice Chairman, President and Chief Operating Officer (“COO”) and the Executive Vice President of Human Resources meet annually with appropriate senior managers and officers to review the performance of each employee of the Company. The conclusions reached and recommendations based on these reviews, including salary adjustments and award amounts, if any, are presented to the Compensation Committee of the Board. Recommendations related to the COO’s compensation are made by the CEO and presented to the Compensation Committee for approval. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards.

     Role of the Compensation Committee. The Compensation Committee has responsibility for reviewing, evaluating and approving the compensation plans, policies and programs of the Company. This includes reviewing and approving compensation for the Company’s directors, officers and other personnel, including awards under incentive compensation, bonus and equity-based plans. The Compensation Committee’s review and approval of compensation includes the total compensation, if any, potentially payable to the CEO and other senior executives under all reasonable scenarios, including death or disability, retirement, voluntary termination, involuntary termination and changes of control.

     Decisions regarding the compensation of the Chief Executive Officer are made by the Compensation Committee and ratified by the Board. In performing this function, the Compensation Committee and the Board review various measures of corporate performance including long-term growth in deposits, loans and assets, return on average assets, return on average stockholders’ equity, net interest margin, overhead ratio, efficiency ratio, net charge-offs ratio, other measures of growth, earnings, asset quality and risk and other factors deemed appropriate, as well as other subjective and qualitative measures. Among other factors this includes an informal survey of chief executive officers’ compensation of other similarly sized financial institutions in the region which is prepared under the supervision of the Company’s Chief Financial Officer and Chief Accounting Officer.

Executive Compensation Components for 2007

     The Compensation Committee regularly reviews the Company’s compensation program to ensure that the components of the program will allow the Company to achieve the objectives described above. For the year ended December 31, 2007, the principal components of compensation for the named executive officers were:

  base salary;
  cash incentive compensation;
  long-term equity incentive compensation in the form of stock options;
  retirement and welfare benefits; and
  other benefits and perquisites.

     Compensation Mix. In setting compensation for our named executive officers, the Company seeks to find an appropriate balance between fixed and performance based compensation and between short-term and long-term compensation and to allocated total direct compensation. The chart below illustrates the mix, as a percentage, of total compensation for Mr. Gleason, individually, and Messrs. Moore, Ross, Russell and Holman, as a group, based on compensation paid in fiscal year 2007.

			2007 Total Compensation
	2007 Total Compensation Mix		Mix for Messrs. Moore,
Compensation Element	for Mr. Gleason		Ross, Russell and Holman
Base Salary	77.	7%	81.	0%
Annual Cash Incentive
Compensation	-		6.	3
Long-Term Equity Incentive
Compensation	14.	4	8.	4
Retirement and Welfare Benefits
and Perquisites	7.	9	4.	3

     In 2007 the Company’s compensation program consisted of the following:

     Base Salary. Base salary levels for the named executive officers and other executive officers were subjectively determined based upon the following factors: (1) individual performance contributions in accordance with the compensation philosophy of the Company, (2) senior management’s perception and understanding of the appropriate salary levels that are necessary to remain competitive within the markets in which the Company operates and (3) the Company’s budgetary parameters established for the full year.

     During 2007 base salaries paid to all eleven executive officers employed for the full years of 2006 and 2007 as a group (including the CEO) increased by 6.70%. The salary increases for the named executive officers generally were comparable to the increases for all the Company’s executive officers. The table below discloses base salary for each named executive officer in fiscal years 2006 and 2007 and the percentage increase in their 2007 base salary from their 2006 base salary.

	Base Salary
Named Executive Officer	Fiscal Year 2006	Fiscal Year 2007	Percentage Increase
George Gleason	$570,577	$587,606	3.0%
Paul Moore	174,450	192,526	10.4
Mark Ross	239,423	245,262	2.4
Darrel Russell	170,585	175,980	3.2
Gene Holman	145,316	150,042	3.3

     The Company determined to increase Mr. Moore’s base salary to be more comparable to salaries paid to chief financial officers of other similarly sized financial institutions, resulting in a greater percentage increase in his 2007 base salary over the 2006 level, relative to the other named executive officers.

     Cash Incentive Compensation. Cash incentive compensation consists of (i) incentive compensation based on achievement of specific performance criteria or based on a mathematical formula, (ii) general cash bonuses and (iii) targeted bonuses. Cash incentive compensation was paid for 2007 to certain personnel based on performance criteria or based on a mathematical formula.

     Certain personnel are eligible to receive incentive compensation based on achievement of specific performance criteria or based on a mathematical formula. Mr. Holman received incentive compensation for 2007 based on a formula tied to profitability of his division.

     The Company’s 2007 general cash bonus program conditioned the payment of bonuses on the Company achieving a specific, increased level of earnings over prior years. Because the requisite level of earnings was not achieved in fiscal year 2007, general cash bonuses were not paid.

     Targeted bonuses were paid in February 2008 to five officers in recognition of extraordinary performance or achievement. The amount of such bonuses was subjectively determined. Mr. Russell received a targeted bonus as a result of individual merit and performance in his existing duties and additional duties assumed in 2007 as co-chairman of the Loan Committee.

     Stock Options. The Compensation Committee believes that stock options provide an appropriate incentive to encourage management, particularly senior management, to maximize stockholder returns since the value of an option bears a direct correlation to appreciation in the Company’s stock price. Grants under the Company’s Employee Stock Option Plan have the effect of more closely aligning the interests of management with the interests of stockholders, while at the same time providing a valuable tool for attracting, rewarding and retaining key employees. The Company has not repriced or otherwise modified options previously issued except to make adjustments as provided in the Plan for stock splits.

     In order to set grant amounts for stock options, the CEO and COO prepare a recommendation to the Compensation Committee for the number of options to be issued to the named executive officers (including themselves), other officers and Company personnel. The Compensation Committee determines to grant stock options considering this recommendation and the subjective analysis of a number of factors, including the overall mix of equity-based compensation to cash compensation, the number and frequency of prior option grants and the potential for an individual’s contribution and performance to positively impact the Company’s performance. Based upon the foregoing factors, the Compensation Committee in October 2007 granted options to purchase a total of 110,600 shares of the Company’s common stock to 195 officers (including a total of 37,300 shares granted to all eleven executive officers) at an exercise price per share of $31.04. All options were issued under the Company’s Employee Stock Option Plan at an exercise price equal to the average of the highest reported asked price and the lowest reported bid price on the NASDAQ Global Select Market on the day of issuance. All employee stock options issued in 2007 vest in three years and expire seven years after issuance.

     For the number of stock options granted to each named executive officer in 2007, refer to the Grants of Plan-Based Awards Table on page 21.

     The Compensation Committee will consider making the award of stock options to existing officers and personnel or to prospective officers and personnel in the future as circumstances warrant.

     Retirement and Welfare Benefits. The Company maintains a qualified retirement 401(k) Plan and Deferred Compensation Plan which are made available to named executive officers as provided below.

     The Company’s 401(k) Plan includes a salary deferral feature designed to qualify under Section 401 of the Internal Revenue Code of 1986. During 2007 and prior years, the 401(k) Plan permitted most employees of the Company to defer a portion of their eligible compensation on a pre-tax basis subject to certain maximum amounts. The Company matched contributions in 2007 up to one-half of the first 6% of compensation deferred by the participant under the 401(k) Plan, subject to certain limitations, with a maximum annual matching contribution of $7,750 per participant. These matching contributions are made in cash and may be adjusted from time to time by the Company. The 401(k) Plan was amended in 1999 to include Company common stock as one of its investment alternatives. Effective January 1, 2005 certain “key employees” of the Company (as defined by Internal Revenue Code section 416(i)(1)), were excluded from further salary deferrals to the 401(k) Plan. For the year 2007, all executive officers, among others designated as “key employees”, were excluded from salary deferrals to the 401(k) Plan.

     During 2004 the Compensation Committee recommended for Board approval and adoption an unfunded deferred compensation plan for certain key employees who were excluded from further salary deferrals to the 401(k) Plan on or after January 1, 2005. In December 2004 the Board adopted an unfunded deferred compensation arrangement (the “Plan”) that became effective January 1, 2005. Under the Plan, eligible participants, defined to include certain key employees of the Company designated by the Board, may elect prior to January 1st of each year to defer payment of a portion of their compensation on a pre-tax basis, including possible bonus for a particular Plan year, but excluding any amounts realized on exercise of stock options. The deferred compensation will be distributable in lump sum or specified installments upon separation from service with the Company or upon specified events constituting an “unforeseeable emergency” as defined in the Plan, including medical, housing and other specified emergencies and casualties. The Company makes a contribution to each participant’s account, limited by the Board to one-half of the first 6% of compensation deferred by the participant under the Plan, subject to certain limitations. Amounts deferred under the Plan are to be set aside and invested in certain approved investments (excluding securities of the Company or its affiliates) designated by the Plan’s administrative committee, although the Board in its discretion may grant each participant the right to designate how the funds in the participant’s account shall be invested. In 2007 total matching contributions on behalf of all eleven executive officers were $55,888, which represented an average of 2.26% of the eligible executive officers’ 2007 W-2 compensation excluding any amounts realized on exercise of stock options.

     Refer to the Nonqualified Deferred Compensation Table on page 23 for information about contributions, earnings, withdrawals and distributions relating to the Company’s deferred compensation plan as it pertains to the named executive officers in fiscal year 2007.

     Other Benefits and Perquisites. The named executive officers and other executive officers and personnel receive life, health, dental and long-term disability insurance coverage in amounts the Company believes to be competitive with comparable financial institutions. Benefits under these plans are made available to all employees of the Company on comparable terms as those provided to the named executive officers.

     The Company also provides certain named executive officers with country club memberships, automobile allowances or other perquisites. The Company believes these perquisites provide executives with benefits similar to those they would receive at comparable financial institutions and are necessary for the Company to remain competitive in the marketplace. The Compensation Committee periodically reviews the personal benefits provided to the executive officers. These benefits and perquisites for the named executive officers are described in the “All Other Compensation” column of the Summary Compensation Table on page 20 and the notes thereto.

Chairman and Chief Executive Officer Compensation and Employment Agreement

     The 2007 cash compensation payable to George Gleason, the Company’s Chairman and CEO, was determined pursuant to a written employment agreement which became effective January 1, 2007 and continues through December 31, 2009. The employment agreement provided for an annual base salary of $575,000 for the period January 1, 2007 through March 24, 2007, then increasing to an annual base of $592,250 thereafter, and a bonus to be subjectively determined by majority vote of the Compensation Committee. The 2007 employment agreement called for Mr. Gleason’s base salary to be evaluated and increased, if appropriate, each year thereafter for the term of the agreement by majority vote of the Compensation Committee, with any interested director abstaining. The agreement specified that consideration will be given to increases in Mr. Gleason’s base salary based on, among other things, individual merit and performance, assigned duties and scope of responsibility and relative compensation of comparable positions within the industry.

     The amount of any bonus determined under the employment agreement to be awardable to Mr. Gleason is to be based on, among other things, individual merit and performance, taking into account Mr. Gleason’s contribution to the overall success of the Company and various measures of corporate performance, including long-term growth in deposits, loans and assets, return on average assets, return on average stockholders’ equity, net interest margin, overhead ratio, efficiency ratio, net charge-offs ratio, other measures of growth, earnings, asset quality and risk and other factors deemed appropriate by the Compensation Committee. Since general cash bonuses were not paid under the Company’s 2007 general cash bonus program, Mr. Gleason did not receive a cash bonus for 2007.

     In October 2007 the Compensation Committee reviewed and evaluated Mr. Gleason’s employment agreement and approved continuing Mr. Gleason’s annual base salary of $592,250 for the period January 1, 2008 through March 22, 2008 and increasing his annual base salary to $692,250 thereafter. In future years Mr. Gleason’s base salary will be evaluated and increased, if appropriate, by a majority vote of the Compensation Committee, based on, among other things, individual merit and performance, assigned duties and scope of responsibility and relative compensation of comparable positions within the industry.

     In addition to cash compensation, Mr. Gleason received during 2007 (1) contributions under the Company’s Deferred Compensation Plan which were determined on a basis consistent with all other participating employees and (2) option grants to purchase 15,000 shares of the Company’s common stock at the market price of $31.04 on October 16, 2007. The Compensation Committee made the grants pursuant to the Company’s Employee Stock Option Plan and based the grants on an evaluation of the various factors considered for all employees as outlined above.

     Included in the Summary Compensation Table on page 20 for Mr. Gleason is the salary for an executive assistant. While a significant amount of the duties performed by this assistant are directly related to Company activities, a portion of the duties performed are for Mr. Gleason and his wife. Duties include supervising functions and activities at Mr. and Mrs. Gleason’s home, which sometimes result in a direct or indirect personal benefit to Mr. Gleason. The Company feels the salary for this assistant has some element of personal benefit. Since the allocation of this salary between Company and personal benefits is impracticable, the total salary is listed as a perquisite for Mr. Gleason.

     The Compensation Committee has reviewed Mr. Gleason’s entire compensation package in the context of Mr. Gleason’s historical compensation levels, his contribution to the Company, including individual merit and performance, his significant responsibilities, including assigned duties, and relative compensation of comparable positions within the industry. Based upon this review the Compensation Committee believes the level of Mr. Gleason’s compensation for 2007 is appropriate.

Section 162(m)

     In 1993 Congress enacted Section 162(m) of the Internal Revenue Code, which limits the deductibility for federal income tax purposes of annual compensation paid to certain covered executive officers (including the CEO) to $1 million, subject to certain exceptions. Section 162(m) is not expected to have an impact or result in the loss of a deduction with respect to compensation paid to any of the Company’s executives during the last year or in the foreseeable future. In this regard, the Company believes that all option grants effected under the Company’s Stock Option Plan will continue to qualify for an exemption under Section 162(m).

Post-Employment Compensation

     The Company’s employment agreement with Mr. Gleason provides for no termination or post-employment compensation to be paid, nor does it provide for any compensation to be paid to Mr. Gleason in the event of a change in control of the Company.

     Under the Company’s Employee Stock Option Plan, however, all outstanding and unexercised options, whether or not previously vested, including the options in favor of Mr. Gleason and the other named executive officers reflected in the table captioned “Outstanding Equity Awards at 2007 Fiscal Year End” on page 22, will be accelerated and become fully vested and exercisable upon the happening of a “change of control” as defined under the Employee Stock Option Plan. Events constituting a “change of control” include (i) a merger, combination, consolidation or reorganization of the Company where the outstanding voting securities of the Company prior to the closing of such a transaction do not continue to represent at least 51% of the voting securities of the resulting or successor company; (ii) the election to the board of directors within any 24 month period of persons who did not represent a majority of the directors at the beginning of the 24 month period unless they were elected with the approval of at least 2/3 of the number of directors at the beginning of such period that are continuing as directors; (iii) the acquisition by any person of 25% or more of the outstanding voting securities of the Company (excluding the number of securities held by any such person as of the effective date of the Employee Stock Option Plan); (iv) the sale of all or substantially all the assets of the Company; and (v) any other business combination or event deemed by the board of directors to constitute a change in control.

     The Company and the other named executive officers have no contract or agreement with respect to termination or post-employment compensation or, except as stated in the preceding paragraph, compensation to be paid in connection with a change in control of the Company.

Summary Compensation Table

      The following table sets forth the total compensation awarded, earned by or paid during the year ended December 31, 2007 to our CEO, CFO and the three most highly compensated executive officers of the Company other than the CEO and CFO. In 2007 salary and bonus represented 83.0% of total compensation of the named executive officers.

							Change in
							Pension
							Value and
							Nonqualified
			Bonus			Non-Equity	Deferred
Name and Principal			or	Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	incentive	Awards	Awards	Compensation	Earnings	Compensation		Total
			(1)		(2)		(3)
George Gleason,
Chairman and Chief	2007	$587,606	-		$109,200			$59,582	(4)	$756,388
Executive Officer	2006	570,577	-	-	145,558	-	-	57,929		774,064

Paul Moore,
Chief Financial
Officer and Chief	2007	192,526	-		16,744			5,776	(5)	215,046
Accounting Officer	2006	174,450	-	-	24,921	-	-	5,233		204,604

Mark Ross,
Vice Chairman,
President and Chief	2007	245,262	-		36,400			21,708	(6)	303,370
Operating Officer	2006	239,423	-	-	32,512	-	-	21,163		293,098

Darrel Russell,
President	2007	175,980	7,500		14,560			10,977	(7)	209,017
Central Division	2006	170,585	-	-	11,862	-	-	10,445		192,892

Gene Holman,
President	2007	150,042	51,499		10,920			2,952	(8)	215,413
Mortgage Division	2006	145,316	46,758	-	8,432	-	-	3,105		203,611

(1)	Includes cash incentive compensation and targeted bonuses.

(2)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payments.” See Note 11 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.

(3)	The Company’s nonqualified deferred compensation plan provides no above market or preferential earnings on deferred compensation.

(4)	Includes an automobile allowance of $8,400, matching contributions of $7,750 to the Company’s nonqualified deferred compensation plan and the salary of an executive assistant in the amount of $43,432 paid by the Company. The executive assistant works out of Mr. and Mrs. Gleason’s home and assists with certain personal and Company matters. This arrangement was approved by the board of directors on November 15, 2005. The executive assistant coordinates business development and public relations functions on behalf of the Company, including many held in the Gleason home, and serves as the primary coordinator for the Bank of the Ozarks Run for Their Lives Gala, which was the Company’s principal charitable and civic endeavor. The executive assistant also handles certain personal functions for Mr. and Mrs. Gleason.

(5)	Includes matching contributions of $5,776 to the Company’s deferred nonqualified compensation plan.

(6)	Includes an automobile allowance of $8,400, matching contributions of $7,610 to the Company’s deferred nonqualified compensation plan and a country club membership for $5,698.

(7)	Includes matching contributions of $5,279 to the Company’s deferred nonqualified compensation plan and a country club membership for $5,698.

(8)	Includes matching contributions of $2,952 to the Company’s deferred nonqualified compensation plan.

Grants of Plan-Based Awards in Fiscal Year 2007

     All grants of options to employees are made under the Bank of the Ozarks, Inc. Stock Option Plan. The following table sets forth information concerning options granted in the last fiscal year and their potential realizable value with respect to the named executive officers:

			Estimated Future Payouts Under
			Non-Equity Incentive Plan			Estimated Future Payouts Under			All
			Awards			Equity Incentive Plan Awards			Other
									Stock	All Other	Exercise		Grant
									Awards:	Option	or		Date
									Number	Awards:	Base		Fair
									of	Number of	Price of		Value of
									Shares	Securities	Option		Option
									of	Underlying	Awards		Award
	Grant	Approval	Threshold	Target		Threshold	Target	Maximum	Stock	Options	($ /SH)	Closing	(2)
Name	Date	Date	($)	($)	Maximum	(#)	(#)	(#)	or Units	(#)	(1)	Price
									#
George Gleason	10/16/07	10/16/07	-	-	-	-	-	-	-	15,000	$31.04	$30.69	$109,200

Paul Moore	10/16/07	10/16/07	-	-	-	-	-	-	-	2,300	31.04	30.69	16,744

Mark Ross	10/16/07	10/16/07	-	-	-	-	-	-	-	5,000	31.04	30.69	36,400

Darrel Russell	10/16/07	10/16/07	-	-	-	-	-	-	-	2,000	31.04	30.69	14,560

Gene Holman	10/16//07	10/16/07	-	-	-	-	-	-	-	1,500	31.04	30.69	10,920

(1)	The exercise price of option awards are determined pursuant to the Company’s Stock Option Plan as amended and last approved by stockholders on April 17, 2007. The Stock Option Plan defines fair market value per share to be determined on the basis of the average of the highest reported asked price and the lowest reported bid price on the grant date. This resulted in a price slightly higher than the closing price on the grant date for 2007.

(2)	Amounts calculated utilizing the provisions of SFAS No. 123R, “Share-Based Payments.” See Note 11 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of Bank of the Ozarks, Inc.’s common stock at such date in the future when the option is exercised.

Outstanding Equity Awards at 2007 Fiscal Year End

     The following table sets forth information as of December 31, 2007 on all unexercised options previously awarded to the named executive officers:

	Option Awards						Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market or
			Equity						Number	Payout
			Incentive				Number		of	Value of
			Plan				of	Market	Unearned	Unearned
			Awards:				Shares	Value of	Shares or	Shares,
	Number of	Number of	Number of				or Units	Shares	Units or	Units or
	Securities	Securities	Securities				of Stock	or Units	Other	Other
	Underlying	Underlying	Underlying				That	of Stock	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		Option	Have	That	That	That
	Options	Options	Unearned	Exercise		Expiration	Not	have not	Have Not	Have Not
Name	(#)	(#)	Options	Price		Date	Vested	Vested	Vested	Vested
	Exercisable	Unexercisable	(#)	($)			(#)	($)	(#)	($)
George Gleason	3,000		-	$12.	785	9/10/09	-	-	-	-
	3,400		-	22.	065	9/16/10	-	-	-	-
	3,000		-	28.	63	9/28/11	-	-	-	-
	-	15,000 (1)	-	33.	60	1/25/12	-	-	-	-
	-	20,000 (2)	-	35.	42	11/7/12	-	-	-	-
	-	15,000 (3)	-	32.	055	10/17/13	-	-	-	-
	-	15,000 (4)	-	31.	04	10/16/14	-	-	-	-

Paul Moore	3,400		-	22.	065	9/16/10	-	-	-	-
	2,000		-	28.	63	9/28/11	-	-	-	-
	-	2,300 (1)	-	33.	60	1/25/12	-	-	-	-
	-	2,300 (2)	-	35.	42	11/7/12	-	-	-	-
	-	2,300 (3)	-	32.	055	10/17/13	-	-	-	-
	-	2,300 (4)	-	31.	04	10/16/14	-	-	-	-

Mark Ross	6,000		-	5.	1425	9/17/08	-	-	-	-
	3,000		-	12.	785	9/10/09	-	-	-	-
	3,400		-	22.	065	9/16/10	-	-	-	-
	2,500		-	28.	63	9/28/11	-	-	-	-
	-	2,300 (1)	-	33.	60	1/25/12	-	-	-	-
	-	3,500 (2)	-	35.	42	11/7/12	-	-	-	-
	-	5,000 (3)	-	32.	055	10/17/13	-	-	-	-
	-	5,000 (4)	-	31.	04	10/16/14	-	-	-	-

Darrel Russell	2,400		-	22.	065	9/16/10	-	-	-	-
	1,400		-	28.	63	9/28/11	-	-	-	-
	-	1,700 (2)	-	35.	42	11/7/12	-	-	-	-
	-	1,800 (3)	-	32.	055	10/17/13	-	-	-	-
	-	2,000 (4)	-	31.	04	10/16/14	-	-	-	-

Gene Holman	1,000		-	28.	63	9/28/11	-	-	-	-
	-	1,200 (2)	-	35.	42	11/7/12	-	-	-	-
	-	1,300 (3)	-	32.	055	10/17/13	-	-	-	-
	-	1,500 (4)	-	31.	04	10/16/14	-	-	-	-

(1)	The option was granted on January 25, 2005. The option became exercisable on January 25, 2008.

(2)	The option was granted on November 7, 2005. Assuming continued employment with the Company, the option will be exercisable on November 7, 2008.

(3)	The option was granted on October 17, 2006. Assuming continued employment with the Company, the option will be exercisable on October 17, 2009.

(4)	The option was granted on October 16, 2007. Assuming continued employment with the Company the option will be exercisable on October 16, 2010.

Option Exercises and Stock Vested in 2007 Fiscal Year

     The following table sets forth information concerning exercise of options during the last fiscal year and stock awards vested for the named executive officers during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
George Gleason	None	$ -	-	-

Paul Moore	None	-	-	-

Mark Ross	None	-	-	-

Darrel Russell	None	-	-	-

Gene Holman	None	-	-	-

Nonqualified Deferred Compensation Table

     The following table provides information about contributions, earnings, withdrawals and distributions in regard to the named executive officers under the Company’s Deferred Compensation Plan.

		Registrant
	Executive	Contributions	Aggregate	Aggregate	Aggregate
	Contributions	In Last Fiscal	Earnings in Last	Withdrawals/	Balance at Last
Name	in Last Fiscal Year	Year (1)	Fiscal Year	Distributions	Fiscal Year-End
George Gleason	$35,760	$7,750	$ 6,399	-	$133,772

Paul Moore	67,384	5,776	15,847	-	172,826

Mark Ross	45,659	7,610	6,138	-	144,643

Darrel Russell	10,559	5,279	2,086	-	51,755

Gene Holman	5,904	2,952	733	-	19,462

(1)     Amount of contribution is included as other compensation in the Summary Compensation Table.

Certain key employees who were no longer eligible to participate in the 401(k) Plan are allowed to participate in the unfunded Deferred Compensation Plan. See page 17 for a description of this plan.

Compensation Committee Report

     We have reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and Proxy Statement on Schedule 14A.

Compensation Committee

Robert Trevino, Chairman
Steven Arnold
John Mills
Kennith Smith

Director Compensation

     In 2007 non-employee directors were paid a quarterly retainer fee of $1,500, a fee of $750 per Board meeting attended, and $250 for attendance at each regular or special committee meeting and special Board meeting. The Company’s officers are not compensated for their service as directors or committee members.

     Additionally, the Company has a Non-Employee Director Stock Option Plan. Under this Plan each non-employee director receives an initial grant of an option to purchase up to 1,000 shares of common stock upon his or her initial election as a director, and an option to purchase 1,000 shares of common stock following his or her re-election as a director at each annual meeting of shareholders. Effective April 18, 2007 the Company granted options to each of its non-employee directors to purchase 1,000 shares of common stock at an exercise price of $30.355 per share. All options granted to non-employee directors became exercisable upon grant and expire 10 years after issue.

     The following table sets forth compensation information for 2007 with respect to non-employee directors:

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Options	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards(1)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Jean Arehart	$23,750	-	$8,180	-	-	-	$31,930
Ian Arnof	10,250	-	8,180	-	-	-	18,430
Steven Arnold	16,000	-	8,180	-	-	-	24,180
Richard Cisne	13,750	-	8,180	-	-	-	21,930
Bob East	12,500	-	8,180	-	-	-	20,680
Linda Gleason (2)	12,500	-	8,180	-	-	-	20,680
Henry Mariani	13,750	-	8,180	-	-	-	21,930
James Matthews	24,250	-	8,180	-	-	-	32,430
John Mills	13,500	-	8,180	-	-	-	21,680
R. L. Qualls	23,000	-	8,180	-	-	-	31,180
Kennith Smith	26,250	-	8,180	-	-	-	34,430
Robert Trevino	16,500	-	8,180	-	-	-	24,680

(1)	Amounts calculated utilizing the provisions of SFAS No. 123R, “Share-Based Payments.” See Note 11 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards. At December 31, 2007 each non-employee director has the following number of options outstanding: Jean Arehart - 3,000; Ian Arnof - 2,000; Steven Arnold - 8,000; Richard Cisne - 4,000; Robert East - 26,000; Linda Gleason - 14,000; Henry Mariani - 6,000; James Matthews - 4,000; John Mills - 3,000; R. L. Qualls - 6,000; Kennith Smith - 6,000 and Robert Trevino - 4,000.

(2)	No compensation is allocated to Mrs. Gleason in this table for the benefit of an executive assistant who performs certain duties for Mr. and Mrs. Gleason. See footnote (4) to the Summary Compensation Table on page 20 which reflects the salary of such executive assistant as other compensation for Mr. Gleason.

Compensation Committee Interlocks and Insider Participation

     During 2007 the Compensation Committee of the Company consisted of Messrs. Trevino, as Chairman, Arnold, Mills and Smith. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, and the Board has determined that each member of the Compensation Committee qualifies as “independent” under NASDAQ listing standards.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee consists of three or more non-employee directors all of whom have been determined by the Board to qualify as independent directors under the Sarbanes-Oxley Act, related SEC Rules and NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s Charter is evaluated annually to ensure compliance with SEC rules and regulations and NASDAQ listing standards and was last revised on March 21, 2006 to clarify certain language appearing in the Charter. A copy of the Audit Committee’s Charter is available on the Company’s website at www.bankozarks.com.

     The Audit Committee oversees the Company’s auditing, accounting and financial reporting processes on behalf of the Board. In fulfilling its oversight responsibilities, this committee, among other things, reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee is directly responsible for the engagement, compensation and oversight of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by Statement on Auditing Standards No. 61 as amended (Communication with Audit Committees). In addition the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed their independence from the Company and its management. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence, and has concluded that such provision is compatible with the auditors’ independence.

     The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during fiscal year 2007.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee
of the Board of Directors

Henry Mariani, Chairman
Ian Arnof
Richard Cisne
R. L. Qualls

CERTAIN TRANSACTIONS

     The Nominating and Governance Committee of the Board of Directors (the “Governance Committee”), pursuant to its written charter has the following responsibilities, among others:

     (i) the review and approval of any transaction between the Company and any officer, director or affiliate of the Company that would be required under rules and regulations of the Securities and Exchange Commission to be disclosed in the Company’s annual proxy statement (a “Related Party Transaction”). The Committee’s review of each Related Party Transaction shall include an analysis of whether the terms of the transaction are fair to the Company;

     (ii) the annual review of the terms and fairness of each Related Party Transaction; and

     (iii) the periodic report of the Governance Committee’s findings of the review of Related Party Transactions to the full board of directors.

     Specifically, it is the practice of the Governance Committee to review on an annual basis all transactions and other business relationships during the prior year between the Company and its bank subsidiary and their directors and executive officers and their immediate family members and affiliates (each, a “Related Party”). Designated officers of the Company present to the Governance Committee reports with respect to all deposit, loan, lease, mortgage loan, trust and miscellaneous transactions and relationships for persons considered to be related persons for the prior year. The Governance Committee’s review includes a determination that such Related Party Transactions or relationships are fair, reasonable and appropriate for the Company and its bank subsidiary and consistent with the terms of similar transactions or relationships with other customers or unrelated persons. In addition, it is the Company’s general practice that its board of directors, or an appropriate committee thereof, approve in advance all material transactions, other than transactions in the ordinary course of business, between the Company and its bank subsidiary and all Related Parties.

     The Company, through its bank subsidiary, has had, in the ordinary course of business, banking transactions with certain of its officers and directors and with certain officers and directors of the bank subsidiary. All loan transactions with such officers and directors, and their related and affiliated parties, have been in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other loan customers of the Company, and have not included more than the normal risk of collectibility associated with the Company's other banking transactions or other unfavorable features.

     On September 26, 2007 the Company through its bank subsidiary assigned and transferred without recourse, to M. & C. Investments, LLC, an Arkansas limited liability company whose principal member is Danny Criner, an executive officer of the Company and President of the Northern Division of the bank, a promissory note from a bank customer having an outstanding principal balance of $225,253 and secured by a mortgage on real property. The obligors under the promissory note had jointly filed a voluntary petition in bankruptcy in the United States Bankruptcy Court in March 2007 and the property securing such promissory note was subsequently abandoned from such bankruptcy proceedings. In consideration for such transfer, M. & C. Investments, LLC paid the bank $233,920 cash, an amount equal to the sum of all principal, accrued interest and late fees due the bank on the promissory note as of the date of assignment. The assignment transaction was unanimously approved by the Company’s and the bank subsidiary’s boards of directors on September 18, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the Securities Exchange Act of 1934, the Company's executive officers and directors are required to file reports of ownership and subsequent changes of ownership with the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates during the preceding year. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the preceding year its directors and executive officers have complied with all applicable filing requirements.

AUDIT FEES; AUDITORS TO BE PRESENT

     Crowe Chizek and Company LLC served as the Company’s independent auditors for the years ended December 31, 2007 and 2006. Representatives of Crowe Chizek and Company LLC will be present at the Annual Meeting and representatives will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Fees incurred for services provided by the Company’s independent auditors for these periods were:

	2007	2006
Audit Fees	$275,000	$286,500
Audit-Related Fees	-	-
Tax Service Fees	-	-
	$275,000	$286,500

     Audit fees totaling $200,000 for 2007 and $196,500 for 2006 relate to the audit of the Company’s consolidated financial statements, review of the Company’s quarterly reports on Form 10-Q and the audit of the Company’s 401(k) Plan. Audit fees totaling $75,000 for 2007 and $90,000 for 2006 relate to the audit of the Company’s internal controls over financial reporting. These fees do not include reimbursements for travel or other out of pocket expenses. The Company did not engage Crowe Chizek for any other services in fiscal 2007 and 2006. Tax services are provided by another accounting firm.

     The Audit Committee previously adopted a policy for pre-approval of engagements for audit, audit-related and non-audit services by the independent auditors. The policy requires that all audit services and audit-related services to be performed by the independent auditors be pre-approved by the Audit Committee. Non-audit services must first be pre-approved by the Chief Financial Officer before being submitted for pre-approval to the Audit Committee. The requirement for pre-approval by the Audit Committee of an engagement for non-audit services by the Company’s independent auditors may be waived if the aggregate amount of all such non-audit services provided by the independent auditors is less than five percent of the total amount of revenues paid by the Company to the independent auditors during the fiscal year when the non-audit services are provided, such services were not recognized by the Company at the time of the engagement as non-audit services, and the services are promptly brought to the attention of the Audit Committee.

STOCKHOLDER PROPOSALS

     Any stockholder proposal to be presented at the 2009 Annual Meeting should be directed to the Corporate Secretary of the Company, and must be received by the Company on or before December 16, 2008 in order to be eligible for inclusion in the Company's proxy statement and form of proxy. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (or any successor rule).

     Additionally the Company's bylaws contain an advance notice provision which provides that a matter may not be brought before the Company's annual meeting by a stockholder unless the proposal (the “Proposal”) is delivered in writing to the Corporate Secretary of the Company no later than 30 days prior to the Company's fiscal year end. Accordingly, if any stockholder of the Company desires to submit a Proposal for consideration to be brought before the Company's 2009 Annual Meeting, the stockholder must deliver written notice of the Proposal to the Corporate Secretary of the Company no later than December 1, 2008.

ADDITIONAL INFORMATION AVAILABLE

     Upon written request the Company will furnish, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the United States Securities and Exchange Commission, including the related financial statements. The written request should be sent to the Corporate Secretary, Bank of the Ozarks, Inc., P.O. Box 8811, Little Rock, Arkansas 72231-8811.

OTHER MATTERS

     The Company does not presently know of any business other than that described above to be presented to the stockholders for action at the meeting. Should other business come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies. The materials referred to in this proxy statement under the captions “Compensation Discussion and Analysis” and “Report of the Audit Committee” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

George Gleason
Chairman of the Board of Directors and
Chief Executive Officer

March 7, 2008

12615 CHENAL PARKWAY
P.O. BOX 8811
LITTLE ROCK, AR 72231-8811

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Bank of the Ozarks, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bank of the Ozarks, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BOTOS1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BANK OF THE OZARKS, INC.
Vote On Directors
1.	TO ELECT THIRTEEN DIRECTORS:
	01)	George Gleason	08)	Linda Gleason
	02)	Mark Ross	09)	Henry Mariani
	03)	Jean Arehart	10)	James Matthews
	04)	Ian Arnof	11)	R. L. Qualls
	05)	Steven Arnold	12)	Kennith Smith
	06)	Richard Cisne	13)	Robert Trevino
	07)	Robert East

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote On Proposal		For	Against	Abstain

2.	TO RATIFY THE AUDIT COMMITTEE’S SELECTION AND APPOINTMENT OF THE ACCOUNTING FIRM OF CROWE CHIZEK AND COMPANY LLC AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2008.	☐	☐	☐

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name(s) appear(s) below. If stock is in the names of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, signature should be by president or other authorized officer, If a limited liability company or partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BANK OF THE OZARKS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS APRIL 15, 2008

     The undersigned stockholder(s) of Bank of the Ozarks, Inc. (the “Company”) hereby appoint(s) George Gleason and Mark Ross, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed on the reverse side of this card, at the 2008 Annual Meeting of Stockholders to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, AR 72211, on Tuesday, April 15, 2008 at 1:00 p.m., local time, and at any adjournments or postponements thereof, for the transaction of the business noted on the reverse side of this card.

The Proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN PROPOSAL 1 AND TO RATIFY THE AUDIT COMMITTEE’S SELECTION AND APPOINTMENT OF THE ACCOUNTING FIRM OF CROWE CHIZEK AND COMPANY LLC AS INDEPENDENT AUDITORS IN PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)